Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (no. 333-122326 and no. 333-115893) of Assured Guaranty Ltd. of our report dated March 9, 2005 relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

March 21, 2005